UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Amendment No. 1 to
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2016

STEAMPUNK WIZARDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-5440446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11620 Wilshire Blvd, Office 43, Suite 900 West Wilshire Center, West Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(310) 582-5939
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment No. 1 (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by the Company on August 27, 2015 (the “Original Filing”) in response to comments received from the Securities and Exchange Commission (the “Commission” or “SEC”) on September 9, 2015 stating that the financial statements provided in the Original Filing were not prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). This Amendment includes changes to the financial statements which are prepared in accordance with the US GAAP.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Report. This Amendment should be read in conjunction with the Original Filing and the Company’s other filings made with the Commission subsequent to the Original Filing, including any amendments to those filings.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by the Registrant (collectively the “Filings”) from time to time with the Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “will,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements of Steampunk Wizards, Ltd. and pro forma financial statements and the related notes filed with this Form 8-K,the financial statements of the Registrant for the year ended July 31, 2015, which are included in the Registrant’s Annual Report on Form 10-K, filed with the SEC on November 13, 2015 and the Quarterly Report on Form 10-Q for the quarter ending October 31, 2015 previously filed with the SEC.

Unless otherwise indicated, in this Form 8-K, for periods following the Merger, references to “we,” “our,” “us,” the “Company,” “Steampunk” or the “Registrant” refer to Steampunk Wizards Inc., a Nevada corporation, and its wholly owned subsidiary Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta.

All share amounts and share prices set forth herein been adjusted to give effect to the Share Exchange.

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Current Report on form 8-K that Steampunk Wizards, Inc. (f/k/a Freedom Petroleum, Inc.), (the “Company”, “we”, “us”, “our”) filed on July 16, 2015, we entered into a share exchange agreement (the “Exchange Agreement”) with Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta (“Malta Co.”), Anton Lin, an individual, and the Company’s sole officer and director (“Lin”), being the owner of record of 11,451,541 common shares of the Company and the persons listed in Exhibit A thereof (the “Shareholders”), being the owners of record of all of the issued share capital of Malta Co. (the “Steampunk Stock”) on July 15, 2015. Pursuant to the Exchange Agreement, upon surrender by the Shareholders and the cancellation by Malta Co. of the certificates evidencing the Steampunk Stock as registered in the name of each Shareholder, and pursuant to the registration of the Company in the register of members maintained by Malta Co. as the new holder of the Steampunk Stock and the issuance of the certificates evidencing the aforementioned registration of the Steampunk Stock in the name of the Company, the Company will issue 4,812,209 shares (the “New Shares”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the Shareholders (or their designees), and Lin will cause 10,096,229 shares of the Company’s common stock that he owns (the “Lin Stock,” together with the New Shares, the “Acquisition Stock”) to be transferred to the Shareholders (or their designees), which collectively shall represent 55% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the Steampunk Stock, representing 100% of the issued share capital of Malta Co.  As a result of the exchange of the Steampunk Stock for the Acquisition Stock (the “Share Exchange”), Malta Co. will become a wholly owned subsidiary of the Company (the “Parent”) and there will be a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

The closing of the Exchange Agreement was conditioned upon certain, limited customary representations and warranties, as well as the satisfaction or waiver of specified conditions to closing.  One of the closing conditions was the audit of certain financial information related to Malta Co.  Following the signing of the Exchange Agreement, the parties needed additional time to complete the public company accounting oversight board (“PCAOB”) audit of such financial information and therefore, Malta Co. and the Company entered into an amendment to the Exchange Agreement to extend the closing date from July 24, 2015 to August 7, 2015, provided however that our officers may further extend the closing until August 21, 2015 if additional time is needed to complete the required audit and maintain the right to further extend if necessary upon mutual agreement.

As the parties have now satisfied all of the closing conditions, on August 21, 2015, we consummated the Share Exchange contemplated by the Exchange Agreement.  As a result, Malta Co. is now our wholly owned subsidiary and its shareholders own approximately 55% of our issued and outstanding common stock.

Prior to the execution and delivery of the Exchange Agreement, our board of directors approved the Share Exchange and the transactions contemplated thereby. Similarly, the board of directors of Malta Co. approved the Share Exchange. Reference is hereby made to Item 2.01 regarding the completion of the Share Exchange.

As used in this Current Report on Form 8-K, all references to the “Combined Company” refer to Steampunk Wizards, Inc. (formerly known as Freedom Petroleum, Inc.) and its wholly owned subsidiary: Steampunk Wizards, Ltd.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing Malta Co.’s historical businesses and proposed businesses. Steampunk develops computer games, applications and merchandise, and already has one game, Bungee Mummy, which is nearing commercial launch.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Accounting Treatment of the Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and Malta Co. is deemed to be the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. Malta Co. is the acquirer for financial reporting purposes and the Company (Steampunk Wizards, Inc., formerly known as Freedom Petroleum, Inc.) is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of Malta Co. and will be recorded at the historical cost basis of Malta Co., and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and Malta Co., and the historical operations of Malta Co. and operations of the Combined Company from the closing date of the Share Exchange.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

As described in Item 1.01 above, on August 21, 2015, the Company and Malta Co. closed the Share Exchange.  Malta Co. is a Maltese based game design and development company.  As of the date of this Report, it has acquired its first game IP, which was launched as Bungee Mummy. The following sets forth information about the agreements and events relating to the Share Exchange.

Tax Treatment and Small Business

The Share Exchange is intended to constitute a tax free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Share Exchange, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

FORM 10 INFORMATION

Prior to the Share Exchange, we were a public reporting company with nominal operations.  While we did not deem ourselves a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”), in light of the lack of operations prior to the Share Exchange and the resulting change in our business, we are voluntarily providing the information as is required pursuant to Item 2.01(f) of Form 8-K, as if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

BUSINESS

Steampunk Wizards was incorporated in 2014 to acquire the IP related to an unfinished game called “Tangled Tut.”  Making full use of the team’s experience and diverse talent set, the company built the first mobile game with 3D printable rewards embedded and the associated intellectual property (IP) and server technology. As a result, we are well positioned to take advantage of one of the major trends in the Electronics Entertainment industry sector, namely the space where virtual and real worlds blur.

Through its wholly owned subsidiary, Steampunk Wizards Inc. is an independent games development and technology company specialized in developing enchanting games and gaming technology where the real and virtual worlds blur.  By providing 3D printable codes as in-game rewards, which allow gamers to print off merchandise they have earned through gameplay, we are bringing the gaming experience into the real world.

The Company has an in-house team of designers, developers, artists, programmers and marketeers that allow it to design and develop its own games through every stage from conception to publication. The company has been growing recently and now has the capacity to produce and launch one or two major game franchises each year, along with four to six casual games. Our first game, a casual game called Bungee Mummy – Challenges, is a compendium of 4 mini games set in the Bungee Mummy Egyptian theme and is due to launch in early August; it is a mobile game designed primarily for smartphones and tablets (supporting both Android and IOS). Thereafter, we will launch our first major game, Bungee Mummy – Kings Escape that will be launched on Android, iOS and PC (Via Steam); Bungee Mummy – Kings Escape is a level-based adventure-puzzler with an Egyptian theme.

Our Game

Steampunk Wizard’s first game is an adventure-puzzler called Bungee Mummy: King’s Escape. Bungee Mummy is an Egyptian themed level-based mobile game (designed primarily for tablets and smartphones) that works on both Android and iOS.  The game has novel game play characteristics which could be described as a cross between Spiderman, Angry Birds and Cut the Rope in its gameplay. In it you swing and catapult yourself through levels while avoiding different obstacles, solving puzzles and killing your enemies along the way. You have access to numerous power-ups and a variety of techniques to help you through the different levels which take you from world to virtual world.

 From launch to October 5, 2015, Bungee Mummy Challenges received 488 downloads on iOS with a 7-day retention rate of 22%.  During that period, it received 1692 downloads on Android, with a 7-day retention rate of 25%1.  No advertising was put behind the game, explaining the low download numbers.  Given the higher-than-expected 7-day retention rates, the Challenges game shows good potential.

The Industry

In 1996, the US gaming industry generated sales revenue of $2.6bn. By 2013, that had grown tenfold to $21.53bn in overall revenue.  150 million US citizens play video games and in 2013, five games were sold in every second of every day for the whole year- 160m game sales in total.

1 http://www.gameanalytics.com

Between 2009 and 2012 the interactive entertainment software industry grew by nearly 10% each year2.

Mobile Games

In 2010, “Other Delivery Formats” (i.e. non-computer game or video game formats) accounted for $7bn in sales. Within three years that rose to $9bn. As people continue to rely more on handheld devices, smartphones and tablets for their communication and entertainment needs, games designed for these devices are becoming an ever bigger feature of the industry. Around the world, 960m people are playing games on smartphones or other mobile devices3.

In 2014, online downloads overtook other forms of sales for the first time, taking up 52% of all sales. As well as advertising revenues there is a growing market for pay-to-play games, with 29% of frequent game players now paying to play online games. 35% of gamers use smartphones as one of their gaming platforms.

Revenue Sources Within the Industry

The way money is earned from games is changing. Advertising is the fastest-growing segment for revenues within the industry, with a CAGR of 10.8% currently4.

Market Benefits

Companies in the industry employ 146,000 people across the United States. With an average salary of $94,747, that means over $4bn is being generated in total national compensation5.

Revenue Generation

There are a few different revenue channels for games development companies.  The first is charging players to download the game in the first place. Related to this, players can make in-game purchases which open new areas of the game or provide assistance to achieve certain objectives within the game. The second is advertising revenue. Advertisements can be placed within the game and each time a player is shown an advert we are paid a fee. If the player clicks on the advert, a larger fee is paid. And finally if the player then downloads the game being advertised by the third party in the advert, an even larger fee is paid.

Competition

The level of demand for computer games is currently much higher than the level of supply the industry is able to produce. Small and start-up companies with one or two successful games are able to attract large audiences and customer bases within a few years of commencing production. This is creating an increasingly frequent phenomenon of multi-billion-dollar valuations for relatively small games development companies.  For example, Supercell was founded in 2010.  In 2013 it was valued at over $3bn.  Today it still only employs 150 people around the world in 5 offices.  The first three months of 2014 alone saw over $5bn in M&A in the mobile developer and tech start-up sectors6. Some of our key competitors are Zynga, PopCap and Supercell.

2 http://www.theesa.com/about-esa/industry-facts/
3 http://www.theesa.com/wp-content/uploads/2015/04/ESA-Essential-Facts-2015.pdf
4 http://www.pwc.com/gx/en/global-entertainment-media-outlook/segment-insights/video-games.jhtml
5 http://www.theesa.com/wp-content/uploads/2014/11/Games_Economy-11-4-14.pdf
6 http://venturebeat.com/2014/04/02/the-year-of-the-deal-game-industry-already-has-more-than-5b-in-mergers-and-acquisitions-in-2014/

There are also a few multi-national corporations that are the market leaders in the games development industry. They have large workforces producing numerous complex games each year, many of which are household names like Nintendo’s Mario franchise or Microsoft’s Minecraft.

The same opportunity that is enabling the rapid growth of the smaller independent companies is both an opportunity and a challenge for the larger companies like Microsoft, Sony and EA. Their challenge is finding enough high-quality IP, franchise ideas and skilled development teams to keep up with the growing global demand. One of the most common ways for them to do this is to buy the growth companies and incorporate their IP, franchises and teams. This has led to sector mergers and acquisitions of over $5bn in a single three-month period.

Intellectual Property

With adequate funding, we anticipate trademarking our game names and IP.

Property

The company has corporate headquarters at The West Wilshire Center, Wilshire Blvd., Suite 900, West Los Angeles, CA 90025.

Our subsidiary’s corporate office is located at Silver Dawn, Triq it-Tiben, Swieqi, Malta SWQ 3030.

Employees. As of February 8, 2016, we had 8 employees, 2 contractors and various consultants. None of our employees are represented by a labor organization and we consider our relationship with our employees to be good.

Legal Proceedings. We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this Form 8-K. The following risks relate principally to our business and our common stock. These risks and uncertainties are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised. We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from financings or loans from shareholders or our management.

We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near term operations and product development, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We are an early stage company with a short operating history, which makes it difficult to evaluate our future prospects.  Malta Co. began operations in the fall of 2014 and is a pre-revenue, early stage entity and is subject to all of the risks inherent in a young business enterprise, such as, among other things, lack of market recognition and limited banking and financial relationships. As a result, we have little operating history to aid in assessing future prospects. We will encounter risks and difficulties as an early stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.  Our business model is based on offering games that are free to play. To date, only a small portion of our players pay for our products. We cannot assure that any of our efforts will be successful or result in the development or timely launch of additional products, or ultimately produce any material revenue.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

Our business will suffer if we are unable to continue to develop successful games for mobile platforms, successfully monetize mobile games, or successfully forecast mobile launches and/or monetization.  Our business depends on developing and publishing mobile games that consumers will download and spend time and money playing. We cannot guarantee that we will continue to develop games that appeal to players or advertisers. We have the capacity to launch several games each year.  New games that we introduce need to generate sufficient bookings and revenues to offset the associated development and marketing costs. We may encounter difficulty in integrating features on games developed for mobile platforms that a sufficient number of players will pay for or otherwise sufficiently monetizing mobile games. The success of our games depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, competing games, new mobile platforms and the availability of other entertainment experiences. If our games are not launched on time or do not meet consumer expectations, or they are not brought to market in a timely and effective manner, our ability to grow revenue and our financial performance will be negatively affected.

In addition to the market factors noted above, our ability to successfully develop games for mobile platforms and their ability to achieve commercial success will depend on our ability to:

•	effectively market mobile games to our existing web-based players, mobile players and new players without excess cost;
•	achieve viral organic growth;

•	adapt to changing player preferences;
•	adapt games quickly to make sure they are compatible with, and take advantage of feature sets for new releases of mobile phones and other devices;
•	expand and enhance games after their initial release;
•	anticipate and effectively respond to the growing number of players switching from web-based to mobile games, the changing mobile landscape and the interests of players on mobile platforms;
•	attract, retain and motivate talented game designers, product managers and engineers who have experience developing games for mobile platforms;
•	partner with mobile platforms and obtain featuring opportunities;
•	adapt game feature sets for limited bandwidth, processing power and screen size of typical mobile devices;
•	minimize launch delays and cost overruns on the development of new games;
•	effectively monetize the games;
•	maintain quality social game experience;
•	provide a compelling and optimal user experience through existing and developing third party technologies, including third party software and middleware utilized by our players;
•	release games compatible with an increasingly diverse set of mobile devices;
•	compete successfully against a large and growing number of existing market participants;
•	minimize and quickly resolve bugs or outages; and
•	acquire and successfully integrate high quality mobile game assets, personnel or companies.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop successful mobile games and launch these games in accordance with our financial plan. If we do not succeed in doing so, our business will suffer.

We are also a relatively new entrant in the mobile game market and, as a result have a relatively short history in developing and launching mobile games. As a result of this we may have difficulty predicting the development schedule of a new game and forecasting bookings for a game. If launches are delayed and we are unable to monetize mobile games in the manner that we forecast our ability to grow revenue and our financial performance will be negatively impacted.

We must continue to launch, innovate and enhance games that players like and attract and retain a significant number of players in order to grow our revenue and sustain our competitive position.  We expect to continue to launch numerous games each year, including both new franchises and further iterations of older ones.  However there is a risk that we may not launch these games or other games according to schedule, that these games do not attract and retain a significant number of players or that these games will not monetize well. If we do not launch games on schedule or our games do not monetize well, our business, revenue and bookings will be negatively impacted.

We may not be able to compete effectively, which could cause our net sales and market share to decline.  The consumer electronics industry is highly competitive, and characterized by frequent introduction of new competitors, as well as increased competition from established companies expanding their product portfolio, aggressive price cutting and resulting downward pressure on gross margins and rapid consolidation of the market resulting in larger competitors. These competitors may have significant competitive advantages, including greater financial, distribution, marketing and other resources, longer operating histories, better brand recognition among certain groups of consumers, and greater economies of scale. As a result, these competitors may be better equipped to influence consumer preferences or otherwise increase their market share by:

•	quickly adapting to changes in consumer preferences;
•	readily taking advantage of acquisition and other opportunities;
•	devoting greater resources to the marketing and sale of their products, including significant advertising, media placement and product endorsement;
•	adopting aggressive pricing policies; and
•	engaging in lengthy and costly intellectual property and other legal disputes.

Additionally, the industry in which we compete generally has low barriers to entry that allow the introduction of new products or new competitors at a fast pace. If we are unable to protect our brand image and authenticity, while carefully balancing our growth, we may be unable to effectively compete with these new market entrants or new products. The inability to compete effectively against new and existing competitors could have an adverse effect on our net sales and results of operations, preventing us from achieving future growth.

Our business is intensely competitive. If we do not deliver on-trend products and services, or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.  Competition in our industry is intense. Many new games are introduced in each major industry segment (mobile, web, and PC free-to-download), but only a relatively small number of on-trend titles account for a significant portion of total revenue in each segment. Our competitors range from large established companies to emerging start-ups, and we expect new competitors to continue to emerge throughout the world. If our competitors develop and market more successful products or services, offer competitive products or services at lower price points or based on payment models perceived as offering a better value proposition, or if we do not continue to develop consistently high-quality and well-received products and services, our revenue, margins, and profitability will decline.

If we fail to anticipate or successfully develop new games for new technologies, platforms and devices, the quality, timeliness and competitiveness of our games could suffer.  The games industry is characterized by rapid technological changes that can be difficult to anticipate. New technologies, including distribution platforms and gaming devices, such as consoles, connected TVs, or a combination of existing and new devices, may force us to adapt our current game development processes or adopt new processes. If consumers shift their time to platforms other than the mobile and social platforms where our games are currently distributed, the size of our audience could decline and our performance could be impacted. It may take significant time and resources to shift our focus to such technologies, platforms and devices, putting us at a competitive disadvantage. Alternatively, we may increase the resources employed in research and development to adapt to these new technologies, distribution platforms and devices, either to preserve our games or a game launch schedule or to keep up with our competition, which would increase our development expenses. We could also devote significant resources to developing games to work with such technologies, platforms or devices, and these new technologies, platforms or devices may not experience sustained, widespread consumer acceptance. The occurrence of any of these events could adversely affect the quality, timelines and competitiveness of our games, or cause us to incur significantly increased costs, which could harm our operation results.

To be successful, we must increasingly leverage the global connectivity and distribution of mobile platforms, making the success of our business dependent on this technology and our relationships with mobile platform providers, which in many cases have the unilateral ability to interpret their policies and terms and conditions for applications and developers.  Our social games increasingly leverage the global connectivity and distribution of mobile platforms including Apple’s App Store for iOS devices and the Google Play App Store for Android devices. Our games are distributed on these platforms and the virtual items we sell in our games are purchased using the payment processing systems of these platform providers. We are subject to the standard policies and terms of service of these third party platforms, which govern the promotion, distribution and operation of games on the platform and can be changed by the platform providers, in their sole discretion, at any time. Such changes may decrease the visibility or availability of our games, limit our distribution capabilities, prevent access to our existing games, reduce the amount of bookings and revenue we may recognize from in-game purchases, increase our costs to operate on these platforms or result in the exclusion or limitation of our games on such third party platforms. Any such changes could significantly harm our business in both the short-term and long-term.

If we violate, or a platform provider believes we have violated its terms of service, it could limit or discontinue our access to the platform, which would harm our business.  We also rely on the continued functionality of the Apple App Store and the Google Play App Store. If our players or potential players are not able to access our games through these platforms or encounter difficulties in doing so, we may lose players, resulting in decreased bookings and revenue. The level of service provided by these storefronts may also impact the purchase, usage and satisfaction with the virtual goods or currency purchased by our players, adversely affecting our business and profitability. Further, in the past these digital storefronts have experienced interruptions in service or issues with their in-app purchasing functionality. If these types of interruptions were to occur regularly or for a prolonged basis, or other similar issues arise that impact our ability to generate revenues from these storefronts, it could have a negative impact on our revenues and operating results.

If we fail to maintain and enhance our capabilities for porting games to a broad array of mobile devices, particularly those running the Android operating system, our revenues and financial results could suffer.  We derive a significant portion of our revenues from the sale of virtual goods within our games for smartphones and tablets that run Apple’s iOS or Google’s Android operating system. Unlike the Apple ecosystem in which Apple controls both the device (iPhone, iPod Touch and iPad) and the storefront (Apple’s App Store), the Android ecosystem is highly fragmented since a large number of OEMs manufacture and sell Android-based devices that run a variety of versions of the Android operating system, and there are many Android-based storefronts in addition to the Google Play Store. For us to sell our games to the widest possible audience of Android users, we must port our games to a significant portion of the more than 1,000 Android-based devices that are commercially available, many of which have different technical requirements. Since the number of Android-based smartphones and tablets shipped worldwide is growing significantly, it is important that we maintain and enhance our porting capabilities, which could require us to invest considerable resources in this area. These additional costs could harm our business, operating results and financial condition. In addition, we must continue to increase the efficiency of our porting processes or it may take us longer to port games to an equivalent number of devices, which would negatively impact our margins. If we fail to maintain or enhance our porting capabilities, our revenues and financial results could suffer.

Claims that we violate a third party’s intellectual property rights may give rise to burdensome litigation, result in potential liability for damages or impede our development efforts.  We cannot assure you that our products or activities do not violate the patents or other intellectual property rights of third parties. Patent infringement, trade secret misappropriation and other intellectual property claims and proceedings brought against us, whether successful or not, could result in substantial costs and harm our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In addition, intellectual property litigation could force us to do one or more of the following:

•	cease developing, manufacturing, or selling products that incorporate the challenged intellectual property;
•	obtain and pay for licenses from the holder of the infringed intellectual property right, which licenses may not be available on reasonable terms, or at all;
•	redesign or reengineer products;
•	change our business processes; and,
•	pay substantial damages, court costs and attorneys’ fees, including potentially increased damages for any infringement or violation found to be willful.

In the event of an adverse determination in an intellectual property suit or proceeding, or our failure to license essential technology, our sales could be harmed and/or our costs could increase, which could harm our financial condition.

Our ability to acquire and maintain licenses to intellectual property, affects our revenue and profitability. Competition for these licenses may make them more expensive and increase our costs.  While most of the intellectual property we use is created by us, we have also or may acquire rights to proprietary intellectual property. We have also obtained rights to use intellectual property through licenses and service agreements with third parties. We may build games on proprietary source code, such as Unity. Proprietary licenses typically limit our use of intellectual property to specific uses and for specific time periods. Competition for licenses for creative assets is intense. If we are unable to maintain these licenses or obtain additional licenses on reasonable economic terms or with significant commercial value, our revenue and profitability may be adversely impacted. Competition for these licenses may also increase the advances, guarantees and royalties that we must pay to the licensor, which could significantly increase our costs and adversely affect our profitability.

Many of our games are built on propriety source code, such as Unity. If we are unable to renew licenses to proprietary source code underlying our games, or the terms and conditions of these licenses change at the time of renewal our business, operations and revenue could be negatively impacted. We rely on third parties, including Unity, to maintain versions of their proprietary engines that allow us to ship our games on multiple platforms. If a third party from whom we license source code discontinues support for one or more of these platforms, our business could be negatively impacted.

Security breaches, computer viruses and computer hacking attacks could harm our business, reputation, brand and results of operations.  Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results.

In addition, some aspects of our games involve the storage and transmission of players’ personal information in our facilities and on our equipment, networks and corporate systems run by us or managed by third-parties including Facebook, Apple, Microsoft and Google. Security breaches of our systems or third-parties on whom we rely could expose us to litigation, remediation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Our player data, corporate systems, third party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data, our players’ data or our advertiser’s data. Additionally, outside parties may attempt to fraudulently induce employees or players to disclose sensitive information in order to gain access to our players’ data or our advertiser’s data. We must continuously examine and modify our security controls and business policies to address the use of new devices and technologies enabling players to share data and communicate in new ways, and the increasing focus by our players and regulators on controlling and protecting user data.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure or perceived failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose players and advertisers, and we could suffer significant legal and financial exposure due to such events or in connection with remediation efforts, investigation costs or penalties, changed security and system protection measures. Any of these actions could have a material and adverse effect on our business, reputation and operating results.

We must continue to spend significant resources to effectively manage our business and operations.  To effectively manage our business and operations, we will need to continue to focus on spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

•	monitoring and updating our technology infrastructure to maintain high performance and minimize down time;
•	enhancing information and communication systems to ensure that our employees and offices around the world are well-coordinated and can effectively communicate with each other; and
•	monitoring our internal controls to ensure timely and accurate reporting of all of our operations.

These enhancements and improvements will require capital expenditures and allocation of valuable management and employee resources.

The value of our virtual goods is highly dependent on how we manage the economies in our games. If we fail to manage our game economies properly, our business may suffer.  Paying players purchase virtual goods in our games because of the perceived value of these goods which is dependent on the relative ease of securing an equivalent good via non-paid means within the game. The perceived value of these virtual goods can be impacted if one of our platform providers offers discounted local currency or other incentives to our players, or by various actions that we take in the games including offering discounts for virtual goods, giving away virtual goods in promotions or providing easier non-paid means to secure these goods. If we fail to manage our virtual economies properly, players may be less likely to purchase virtual goods and our business may suffer.

If we are able to develop new games that achieve success, it is possible that these games could divert players of our other games without growing our overall user base, which could harm operating results. Although it is important to our future success that we develop new games that become popular with players, it is possible that these games could cause players to reduce their playing time and purchase of virtual items in our existing games. We plan to cross-promote our new games in our other games, which could encourage players of existing games to divert some of their playing time and spend on existing games. If new games do not grow our player base or generate sufficient new bookings to offset any declines from our other games, our bookings and revenue could be adversely affected.

We derive a significant portion of our revenues from advertisements and offers that are incorporated into our free-to-play games through relationships with third parties. If we lose the ability to provide these advertisements and offers for any reason, or if any events occur that negatively impact the revenues we receive from these sources, it would negatively impact our operating results.  We derive revenues from our free-to-play games though in-app purchases, advertisements and offers. We incorporate advertisements and offers into our games by implementing third parties’ software development kits and we have direct relationships with third parties regarding advertising. We rely on these third parties to continue our advertising relationships and/or to provide us with a sufficient inventory of advertisements and offers to meet the demand of our user base. If direct advertising relationships change or we exhaust the available inventory of these third parties, it will negatively impact our revenues. If our relationship with any of these third parties terminates for any reason, or if the commercial terms of our relationships do not continue to be renewed on favorable terms, we would need to locate and implement other third-party solutions, which could negatively impact our revenues, at least in the short term. Furthermore, the revenues that we derive from advertisements and offers is subject to seasonality, as companies’ advertising budgets are generally highest during the fourth quarter and decline significantly in the first quarter of the following year, which negatively impacts our revenues in the first quarter (and conversely significantly increases our marketing expenses in the fourth quarter).

We have a history of net losses and our revenue, bookings and operating margins may decline. We also may incur substantial net losses in the future and may not achieve profitability.  The industry in which we operate is highly competitive and rapidly changing, and relies heavily on successful new product launches and compelling content, products and services. As such, if we fail to deliver such content, products and services, do not execute our strategy successfully or if our new content launches are delayed, our revenue, bookings and audience numbers may decline, and our operating results will suffer. We have incurred significant losses since inception, including a net loss of $474,037 in the period during October 27, 2014 (date of inception) to October 31, 2015. As at October 31, 2015, we had an accumulated deficit of $808,917, from inception.

In addition, we believe that our operating margin will continue to experience downward pressure as a result of increasing competition. We expect to continue to expend substantial financial and other resources on game development, including mobile games, our technology stack, game engines, game technology and tools, the expansion of our network and international expansion. Our operating costs will increase and our operating margins may decline if we do not effectively manage costs, launch new products on schedule that monetize successfully and enhance our franchise games so that these games continue to monetize successfully. In addition, weak economic conditions or other factors could cause our business to further contract, requiring us to implement significant additional cost cutting measures, including a decrease in research and development, which could harm our long-term prospects.

If our revenues do not increase to offset these additional expenses, if we experience unexpected increases in operating expenses or if we are required to take additional charges related to impairments or restructurings, we will continue to incur losses and will not become profitable on a sustained basis. If we are unable to significantly increase our revenues or reduce our expenses, it will continue to negatively affect our operating results and our ability to achieve and sustain profitability.

We rely on assumptions and estimates to calculate certain of our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.  The numbers of our daily active users (“DAUs”), monthly active users (“MAUs”) monthly unique payers (“MUPs”), monthly unique users (“MUUs”) and average bookings per daily users (“ABPU”) are calculated using metrics tracked by our internal analytics systems based on tracking activity of user accounts. The analytics systems and the resulting data have not been independently verified. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our user base and factors relating to user activity and systems may impact these numbers.

As we transition our business to focus on mobile products, there is more likelihood of having difficulty calculating these metrics.

Our advertisers and investors rely on our key metrics as a representation of our performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If we determine that we can no longer calculate any of our key metrics with a sufficient degree of accuracy, and we cannot find an adequate replacement for the metric, our business or revenue may be harmed. In addition, if advertisers, platform partners or investors do not perceive our user metrics to be accurate representations of our user base or user engagement, or if we discover material inaccuracies in our user metrics, our reputation may be harmed and advertisers and platform partners may be less willing to allocate their budgets or resources to our products and services, which could negatively affect our business and operating results.

If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.  We have shifted our business to focus on mobile first games over the last year. The number of people using mobile Internet-enabled devices has increased dramatically in the past few years and we expect that this trend will continue. However, the mobile market, particularly the market for mobile games is still emerging and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. The mobile market may not continue to grow at historic rates and consumers may not continue to use mobile-Internet enabled devices as a platform for games. In addition, we do not currently offer our games on all mobile devices. The devices our games work on depend on the technical requirements of the specific game  (e.g. processor power, graphics capabilities etc.). Bungee Mummy- King’s Escape for example only works on more modern and higher-end devices and hence we restrict the ability to download and play the game to devices we know are suitable. If the mobile devices on which our games are available decline in popularity we could experience a decline in bookings and revenue. Any decline in the growth of the mobile market or in the use of mobile devices for games could harm our business.

Programming errors or flaws in our games could harm our reputation or decrease market acceptance of our games, which would harm our operating results.  Our games may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new games and rapidly release new features to existing games under tight time constraints. We believe that if our players have a negative experience with our games, they may be less inclined to continue or resume playing our games or recommend our games to other potential players. Undetected programming errors, game vulnerabilities that may be exploited by cheating programs and other forms of misappropriation, game defects and data corruption can disrupt our operations, adversely affect the game experience of our players by allowing players to gain unfair advantage, misappropriate virtual goods, harm our reputation, cause our players to stop playing our games, divert our resources and delay market acceptance of our games, any of which could result in legal liability to us or harm our operating results.

Risks Associated with Government and Regulation

Evolving regulations, industry standards and practices by platform providers concerning data privacy could prevent us from providing our games to our players, or require us to modify our games, thereby harming our business.  The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms are under increased public scrutiny, and civil claims alleging liability for the breach of data privacy have been asserted against us. The U.S. government, including the Federal Trade Commission, the Department of Commerce, U.S. Congress, and various State Attorneys General are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act requires companies to obtain parental consent before collecting personal information from children under the age of 13. In addition, the European Union has proposed reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices. For example, in February 2012, the California Attorney General announced a deal with Amazon, Apple, Google, Hewlett-Packard, Microsoft and Research in Motion to strengthen privacy protection for users that download third-party apps to smartphones and tablet devices. Additionally, in January 2014, the Federal Trade Commission announced a settlement with Apple related to in in-app purchases made by minors.

Our subsidiary began operations in 2014. While our administrative and technical systems have developed rapidly, there may be unasserted claims arising from this period that we are not able to anticipate. In addition, our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, games, features or our privacy policies. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our players share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices or the requirements of platform providers regarding the use or disclosure of data our players choose to share with us, age verification, underage players or the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our game features and advertising practices, possibly in a material manner, and may limit our ability to use the data that our players share with us.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, data protection, consumer protection and protection of minors and our actual or perceived failure to comply with such obligations could harm our business.  We receive, store and process personal information and other player data, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our own privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it more costly or difficult for us to do so. For example, if a country enacted legislation that required data of their citizens gathered by online services to be held within the country, we may not be able to comply with such legislation or compliance could be so difficult or costly that we chose not to stop offering services to citizens of that country. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as players, vendors or developers, violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business.

In this area many states have passed laws requiring notification to players when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Moreover, in the areas of privacy, information security, data protection, consumer protection and protection of minors, foreign laws and regulations are often more restrictive than those in the United States. In particular, the European Union and its member states traditionally have taken broader views as to types of data that are subject to data protection, and have imposed legal obligations on companies in this regard. Any failure on our part to comply with laws in these areas hacker may subject us to significant liabilities.

Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.  We are subject to a variety of laws in the United States and abroad, including state and Federal laws regarding consumer protection, electronic marketing, protection of minors, data protection, competition, taxation, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. There is a risk that these laws may be interpreted in a manner that is not consistent with our current practices, and could have an adverse effect on our business. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. Heightened regulation could increase the cost of running our games, make our games more difficult to access, decrease our user base or otherwise harm our business, bookings or revenue.

It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our games, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the online and mobile industries, including player privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce and virtual goods may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, labeling of free-to-play games, regulation of currency and banking institutions unclaimed property and money transmission may be interpreted to cover our games and the virtual currency, goods or payments that we receive. If that were to occur we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding these activities may lessen the growth of social game services and impair our business. In addition, some concern has been expressed in Europe and in certain countries that social gaming should be regulated to protect consumers, in particular minors and persons susceptible to addiction to social games. This concern could lead to the adoption of legislation or regulations that may impose additional burdens upon us, prohibit the offering of our games to certain users or territories, increase our costs or require changes to our games.

Risks related to our Common Stock

The Company’s stock price may be volatile.  The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

•	competition;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Inability and unlikelihood to pay dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of our company’s stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.

Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

We may be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.  The SEC has adopted regulations which generally define a "penny stock" as an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a "penny stock" and is subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule." This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and

"accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market of penny stocks.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict persons from participating in a distribution of a penny stock, under certain circumstances, if the SEC finds that such a restriction would be in the public interest.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.  The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

Prior to the Share Exchange, we were an exploration stage company that originally intended to engage in the exploration and development of oil and gas properties. In April 2015, after reviewing the markets with investor appetite and management's duties to its shareholders, the Company determined to discontinue its oil and gas operation. We then began exploring opportunities in the computer gaming and application industry.

We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

On July 15, 2015, we entered into a share exchange agreement (the “Exchange Agreement”) with: (i) Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta (“Malta Co.”), (ii) Anton Lin, an individual, and the Company’s sole officer and director (“Lin”), and (iii) the persons listed in Exhibit A thereof (the “Shareholders”), being the owners of record of all of the issued share capital of Malta Co. (the “Steampunk Stock”). Pursuant to the Exchange Agreement, upon surrender by the Shareholders and the cancellation by Malta Co. of the certificates evidencing the Steampunk Stock as registered in the name of each Shareholder, and pursuant to the registration of the Company in the register of members maintained by Malta Co. as the new holder of the Steampunk Stock and the issuance of the certificates evidencing the aforementioned registration of the Steampunk Stock in the name of the Company, the Company will issue 4,812,209 shares (the “New Shares”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the Shareholders (or their designees), and Lin will cause 10,096,229 shares of the Company’s common stock that he owns (the “Lin Stock,” together with the New Shares, the “Acquisition Stock”) to be transferred to the Shareholders (or their designees), which collectively shall represent 55% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the Steampunk Stock, representing 100% of the issued share capital of Malta Co.  As a result of the exchange of the Steampunk Stock for the Acquisition Stock (the “Share Exchange”), Malta Co. became our wholly owned subsidiary and there was a change of control of the Company.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing Malta Co.’s historical businesses and proposed businesses.

For financial accounting purposes , the Exchange Agreement has been accounted for as a reverse acquisition by the Malta Co., and resulted in The share exchange transaction was treated as a recapitalization, with  Malta Co. being the accounting acquirer and the Company as the acquired entity. The consummation of this Exchange Agreement resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Malto Co. , and have been prepared to give retroactive effect to the reverse acquisition completed on August 21, 2015, and represent the operations of Malta Co. The consolidated financial statements after the acquisition date include the balance sheets of both companies at historical cost, the historical results of Malta Co. and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

Malta Co. was incorporated in 2014 to acquire the IP related to an unfinished game called “Tangled Tut.” Making full use of the team’s experience and diverse talent set, Malta Co. built the first mobile game with 3D printable rewards embedded and the associated intellectual property (IP) and server technology. As a result, we are well positioned to take advantage of one of the major trends in the Electronics Entertainment industry sector, namely the space where virtual and real worlds blur.

Malta Co. is a games development and technology company specialized in developing enchanting games and gaming technology where the real and virtual worlds blur. By providing 3D printable codes as in-game rewards, which allow gamers to print off merchandise they have earned through gameplay, we are bringing the gaming experience into the real world. Malta Co. has an in-house team of designers, developers, artists, programmers and marketeers that allow it to design and develop its own games through every stage from conception to publication. The company has been growing recently and now has the capacity to produce and launch one or two major game franchises each year, along with four to six casual games. The first game, a casual game called Bungee Mummy: Challenges, is a compendium of 4 mini games set in the Bungee Mummy Egyptian theme and launched in early August 2015; it is a mobile game designed primarily for smartphones and tablets (supporting both Android and IOS). Thereafter, having launched a trial version of our larger game- Bungee Mummy: King’s Escape- in early 2015, we launched a replacement of our larger game, which is now called Bungee Mummy: Reborn on Android and iOS in December 2015; Bungee Mummy: Reborn is a level-based adventure-puzzler with an Egyptian theme.

Plan of Operations

The Company has launched a casual game, consisting of 4 mini games, in the Bungee Mummy theme, alongside the main Bungee Mummy: Reborn franchise game.  It has also launched a separate casual game with animations from the Bungee Mummy theme.  Another game has been completed and submitted to iOS and Android for pre-release checks, and new games are being developed.

Meanwhile, after the launch of Bungee Mummy, the Company is proactively looking for further acquisition or merger targets within the wider gaming industry.  At the same time it is continuing to look at ways to further develop and monetize the Bungee Mummy franchise.  The Company is also considering options for the development of new franchises, and funding requirements for these.

The Company is in talks with online gambling platform providers in Europe about designing and coding new slot machines which they can provide to their online casino operators.  The Company began work on the first of these early in January 2016.

The quality of the work delivered to date by our team has led to an inflow of projects and requests. While our design and development teams focus on building our next games, we are also considering expansion plans to meet demand. We have identified a few companies as potential acquisition targets that will allow us to expand horizontally within the industry through additional IP for other games, greater publishing reach, and possibly film-making capacity, however, as of the date of this Report, we have not entered into any definitive agreements with any such companies. This is all part of our plan to remain at the forefront of the games industry’s continued expansion.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the launching of our games and market or wider economic downturns. We do not believe we have sufficient funds to operate our business for the next 12 months.

We have no assurance that future financing will be available to us on acceptable terms, or at all.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out our full business plan or we may be forced to cease operations.

The following discussion and analysis should be read in conjunction with the audited financial statements of Malta Co. for the period ended July 31, 2015 and accompanying notes that appear exhibit in this current report.

Results of Operations

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve same.

The following table provides selected financial data about our company as at July 31, 2015.

Balance Sheet Data

July 31, 2015

Cash	$53,472
Total Assets	$78,231
Total Liabilities	$298,643
Stockholders’ Deficit	$(220,412)

For the Period Ended July 31, 2015

During the period from inception (October 27, 2014) through July 31, 2015, the Company did not generate any revenue and incurred general and administrative expenses of $207,710, professional fees of $47,641, an impairment of intangible assets of $224,723, other income of $6,037 and resulted in a net loss of $474,037.

Liquidity and Capital Resources

Working Capital

July 31, 2015

Current Assets	$73,424
Current Liabilities	$298,643
Working Capital Deficiency	$(225,219)

Cash Flows

October 27, 2014 (date of inception) to July 31, 2015

Cash Flows Used in Operating Activities	$(204,999)
Cash Flows Used in Investing Activities	$(94,249)
Cash Flows Provided by Financing Activities	$362,082
Effects on changes in foreign exchange rate	(9,362)
Net Increase in Cash During Period	$53,472

Cash Flow from Operating Activities

During the period from inception (October 27, 2014) through July 31, 2015, $204,999 cash was used in operating activities. This negative cash flow related to our net loss of $474,037, adjusted for, a non-cash depreciation of $1,867, non-cash impairment of $224,723, non-cash other income of $(7,487), and $12,670 increase in prepaid expenses and other deposits, $7,282 increase in other assets, $68,437 increase in accounts payable and accrued liabilities, and $1,450 increase in accrued interest.

Cash Flow from Investing Activities

During the period from inception (October 27, 2014) through July 31, 2015, the Company purchased intangible assets of $87,656 and plant and equipment of $6,593.

Cash Flow from Financing Activities

During the period from inception (October 27, 2014) through July 31, 2015, the Company received $236,243 loans from unrelated parties and $125,839 proceeds from issuance of common shares.

Critical Accounting Policy and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 8, 2016 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 11620 Wilshire Blvd, Office 43, Suite 900, West Wilshire Center, West Los Angeles, CA 90025. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of February 8, 2016, we had 27,616,096 shares of common stock issued and outstanding.

Pursuant to the Exchange Agreement, our sole officer and director, Mr. Anton Lin7 agreed to transfer an aggregate of 10,096,229 shares of our common stock that he owned. Accordingly, after the Share Exchange, Mr. Lin owns 1,355,312 of common stock shares, or approximately 5%, of our issued and outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Anton Lin	1,355,312	4.91%
All officers and directors as a group (1 person)	1,355,312	4.91%
Brendon Grunewald	3,715,555	13. 45%
Jan Vorstermans	3,715,555	13.45%
Ventus Investment Holding Ltd. (1)	4,757,758	17.22%

(1)	The directors of Ventus Investment Holding Limited have voting control over the shares held by Ventus.

Changes in Control

As a result of the Share Exchange, Malta Co. became our wholly owned subsidiary and the former shareholders of Malta Co. collectively own approximately 55% of the shares of the Company outstanding post-exchange common stock. As a result, such persons now collectively control the Company’s shares.

Directors and Executive Officers

The following table and text set forth the names and ages of all directors and executive officers as of February 8, 2016  for our Company and Malta Co. Pursuant to the Exchange Agreement, we appointed Mr. Brendon Grunewald as our Chief Corporate Strategy Officer, but Mr. Grunewald shall not be deemed an executive officer of the Company.  Therefore, our officers and directors did not change after the Share Exchange.

The officers of our company are appointed by the board of directors and hold office until their death, resignation or removal from office. The directors and executive officers, their ages, positions held, and duration as such, are as set forth below.

Name	Position Held	Entity	Age	Date First Elected or Appointed

Anton Lin	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director	Steampunk Wizards, Inc.	30	January 23, 2014
Brendon Grunewald	CEO, Director & Secretary	Malta Co.	46	October 27, 2014

7 Mr. Lin was CEO and sole Director at the time of the Share Exchange Agreement.  He resigned all his positions in the company on January 29, 2016, on which date Mr. Joshua O’Cock became CEO, CFO, Secretary and Director of Steampunk Wizards, Inc.  This filing reflects the shareholdings and corporate positions at the time of the Share Exchange Agreement and as such refers to Mr. Lin as CEO, which he then was.  Mr. O’Cock holds no shares in the company at the time of filing.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Anton Lin – President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Anton is the Chief Executive Officer of Steampunk Wizards Inc., the listed parent company of the Steampunk Wizards group. His business career began in the ethical trade sector in Africa. He then set up a company in Ghana advising on cross-border business into the African continent that focused on allowing foreign companies to enter Africa in a manner that supported local employment and social needs.  Having been a partner in a Chinese cross-border Mergers and Acquisitions (M&A) firm he has experience of generating value for companies through M&A and across multiple geographic areas.  Anton gained a degree in Jurisprudence (Law) from Oxford University before becoming an Officer in the British Army, serving in Afghanistan in 2009-10.

Brendon Grunewald – Chief Corporate Strategy Officer of Steampunk Wizards, Inc. and CEO, Director and Secretary of Malta Co.

Mr. Grunewald is Chief Corporate Strategy Officer of Steampunk Wizards, Inc., and founder of Steampunk Wizards, Ltd., our Maltese subsidiary.  He has over 20 years of experience in funding & building and rescuing businesses in a number of sectors.  Prior to SPW, Brendon ran E6Ventures, an early stage VC fund, after working for several years in corporate finance & interim management.  Prior to that Mr. Grunewald co-founded & was CEO of Sinfilo, which was sold to Telenet in 2003. Prior thereto, he worked for several years at Siemens and before Siemens, he spent 14 months in Antarctica as a research scientist. Mr. Grunewald holds an MBA & BSc Hons degrees from Open University and Rhodes University respectively.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters or those of our subsidiary:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance & Board Independence

Our Board of Directors consists of one director and has not established a Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.

Due to our lack of operations and size, and since we are not currently listed on a national securities exchange, we are not subject to any listing requirements mandating the establishment of any particular committees; all functions of a nominating/governance committee were performed by our whole board of directors.  Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary.  Our board of directors does not believe that it is necessary to have such committees at the early stage of the company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

We believe that members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors is led by the Chairman who is also the Chief Executive Officer. Although our sole officer is also our sole director, the Board believes that the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

•
This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. Lin's continuation in the combined role of the Chairman and Chief Executive Officer is in the best interest of the stockholders.

•	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas Hynes(1) President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2015 2014	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Nina Bijedic(2) Secretary	2015 2014	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Anton Lin (3) President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2015 2014	120,000 120,000	Nil Nil	625,000 175,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	745,000 295,000

(1)	Mr. Hynes was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a Director of the company on June 13, 2012, and resigned from all positions on January 23, 2014.
(2)	Ms. Bijedic was appointed as Secretary of the company on June 13, 2012, and resigned from the position on January 23, 2014.
(3)	Mr. Lin was appointed as President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a Director of the company on January 23, 2014.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Grants of Plan-Based Awards

There were no grants of plan-based awards during the year ended July 31, 2015.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the year ended July 31, 2015.

Option Exercises and Stock Vested

During our fiscal year ended July 31, 2015 there were no options exercised by our named officer.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Contracts

Lin

On March 14, 2014, we entered into an Employment Agreement with Mr. Anton Lin, to serve as our Chief Executive Officer, President and Chairman of our Board, effective as of March 1, 2014.  Pursuant to the agreement, Mr. Lin shall serve in such roles on a year to year basis, unless earlier terminated pursuant to the terms in the agreement.  Mr. Lin is entitled to a yearly base salary of $120,000, to be paid monthly; however, Mr. Lin has agreed to defer all such compensation, which shall accrue, until such time as the Company's cash position improves.  Under the agreement, the Board may increase the base salary by 25% at each annual review of Mr. Lin's performance.  Upon execution of the agreement, Mr. Lin shall receive 500,000 shares (which became 200,000 shares pursuant to the 2.5 to 1 reverse split effective on July 2, 2015 (the “Split”)) of our common stock (the "Signing Shares"); on each year anniversary of the agreement, Mr. Lin shall receive an additional 1,000,000 shares of our common stock.  The agreement does provide that Mr. Lin is entitled to certain severance compensation upon the termination of his agreement, other than for cause, due to disability or upon a change in control.  The agreement also contains standard non-compete and confidentiality clauses.8

Grunewald

Malta Co. maintains a management agreement with IceVista BVBA, a Belgian company over which Mr. Grunewald, our Chief Corporate Strategy Officer, serves as Managing Director (the “Grunewald Management Agreement”).  Pursuant to the Grunewald Management Agreement, he serves as Malta Co.’s CEO, Director and Secretary for an initial term of 12 months starting from January 1, 2015.  Under the Grunewald Management Agreement, Mr. Grunewald submits monthly invoices to Malta Co. for management services and expenses and is entitled to receive $5,000 per month, which shall increase to $7,500 per month following certain company benchmarks, as set forth in the agreement. Since November 2014 (inception), Mr. Grunewald has invoiced approximately $5,400 for the services he has provided to Malta Co. under the Grunewald Management Agreement.  Following the initial 12 month term, Malta Co. or IceVista may terminate the Grunewald Management Agreement upon 6 months’ notice to the other party.

Certain Relationships and Related Transactions

As of October 31, 2015, our company was obligated to Anton Lin, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of our company, for a non-interest bearing demand loan and management fees for the first quarter in an aggregate amount of $121,617.

Pursuant to the Exchange Agreement, each of Mr. Grunewald, who now serves as our Chief Corporate Strategy Officer and is the CEO of Malta Co., and Mr. Jan Vorstermans who was a director of Malta Co., received 3,715,555 (13.71%) shares of our common stock.

On November 25, 2014, the Company acquired certain intangible assets from Ventus Investment Holding Limited (“Ventus’) against an issue of shares Additionally, the Company assumed Ventus’ obligation to remit a 10% royalty to a third party based on the net revenue generated from the use of the intangible assets purchased.  1,170,000 shares were issued to Ventus Investment Holding Limited for intangible assets, receivables and cash of total $145,724 (Eur 117,000).

8 As noted above, Mr. Lin resigned his positions in the company on January 29, 2016, and as such his employment contract terminated at that date.

The intangible assets represented game assets including software codes, software and license, digital images, drawings and marketing and customer information, intellectual property, trademarks and copyrights and all rights thereto and promotion material related to the game assets. During the period, the Company further developed the game and gaming assets.

As at the reporting date, management has decided to discontinue developing the intangible assets since it is was not deemed to be economically and commercially feasible any longer. Accordingly the intangible asset was fully impaired for $184,120 (Eur 160,897) based on average rate, during the period ended July 31, 2015.

Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases of Equity Securities

Our company's common stock is quoted on the OTC Pink under the symbol SPWZ.  Our stock did not begin trading until March 15, 2013.

The following table sets forth the quarterly high and low bid prices for fiscal 2014, fiscal 2015 and the first two quarters of fiscal 2016.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
Fiscal 2014
Quarter ended October 31, 2013	$0.10	$0.10
Quarter ended January 31, 2014	$0.70	$0.10
Quarter ended April 30, 2014	$0.50	$0.40
Quarter ended July 31, 2014	$0.40	$0.15
Fiscal 2015
Quarter ended October 31, 2014	$2.50	$0.38
Quarter ended January 31, 2015	$1.46	$1.46
Quarter ended April 30, 2015	$1.88	$0.63
Quarter ended July 31, 2015	$1.5	$0.25
Fiscal 2016
Quarter ended October 31, 2015	$0.92	$0.28
Quarter ended January 31, 2016	$2.12	$0.25

On February 4, 2016, the closing bid price of the common stock was $0.21.

Holders.  As of February 4, 2016, there were 15 stockholders of record and an aggregate of 27,616,096 shares of our common stock were issued and outstanding.   Our common shares are issued in registered form.  The transfer agent of our company's common stock is Action Stock Transfer Corporation at 2469 E Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

Dividend Policy. We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans. We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Information on any and all equity securities we have sold during the past three fiscal years that were not registered under the Securities Act of 1933, as amended is set forth below.  All of the transactions listed below were made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated thereunder, for sales not involving a public offering, unless otherwise noted.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On January 29, 2016, a total of 224,091 common shares were issued to two unaffiliated third parties for cash of $155,578.82.

On October 8, 2015, a total of 238,329 common shares were issued to two unaffiliated third parties for cash of $250,000.

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, the Company issued a total of 4,812,209 shares of our common stock to Malta Co.’s shareholders.  In addition, our chief executive officer transferred 10,096,229 shares of common stock that he owns to Malta Co.’s shareholders. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the Malta Co.’s shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation S of the 1933 Act.

On July 15, 2015, we entered into a share purchase agreement with one non-US investor, pursuant to Regulation S, as promulgated under the Securities Act of 1933, as amended (“Regulation S”).  Pursuant to the purchase agreement, the investor purchased 141,176 shares of our common stock for $75,000, at a value of $0.53 per share.

On May 27, 2015, we entered into a share purchase agreement with one non-US investor, pursuant to Regulation S.  Pursuant to the purchase agreement, the investor purchased 87,500 shares of our common stock for $70,000, at a value of $0.80 per share.

On May 27, 2015, the Company granted Mr. Anton Lin 400,000 common shares for his service with a value of $625,000.

On May 27, 2015, we entered into a share purchase agreement with one non-US investor, pursuant to Regulation S.  Pursuant to the purchase agreement, the investor purchased 325,000 shares of our common stock for $260,000, at a value of $0.80 per share.

On November 3, 2014, we entered into a share purchase agreement with one non-US investor, pursuant to Regulation S. Pursuant to the purchase agreement, the investor purchased 68,750 shares of our common stock for $55,000, at a value of $0.80 per share.

On October 31, 2014, we issued 187,500 shares of common stock at a price of approximately $0.80 per share for total cash proceeds of $150,000 that we received prior to the year ended of July 31, 2014, but failed to physically issue at such time.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following description is only a summary of certain significant provisions of the rights, preferences, qualifications and restrictions of the Company’s capital stock.

Authorized Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of preferred stock $0.0001 par value per share.

Immediately prior to the Share Exchange, 27,153,676 shares of the Company’s Common Stock were outstanding and were held of record by 17 holders. Immediately following the Share Exchange, there were 27,153,676 shares of Common Stock outstanding held by 23 holders.

Common Stock

The holders of the Company’s common stock:

1. Have equal ratable rights to dividends from funds legally available, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights; and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

The declaration of any cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights

Transfer Agent

The transfer agent and registrar for our common stock is: Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121; Phone: (801) 274-1088; Fax: (801) 274-1099; website: www.actionstocktransfer.com

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our bylaws are silent on this, but we will not impose such provisions on any existing stockholders.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may (and in the case of an officer or director, shall) indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and pro forma financial information relating to the Company contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended July 31, 2015 and 2014 are available in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 filed with the SEC on November 13, 2015, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

For a discussion of the Company’s changes in and disagreements with accountants on accounting and financial disclosure, please refer to the information set forth under Item 4.04 in the Company’s Current Reports on Form 8-K filed with the SEC on August 8, 2014 and November 18, 2015, which information is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 3.02.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described in such Items, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.02.

Item 5.06 Change in Shell Company Status.

As stated elsewhere in this Report, while we have not deemed ourselves a shell company, as that term is defined in Rule 12b-2 promulgated under the Exchange Act, given our lack of operations immediately prior to the Share Exchange, we think it is worthwhile to definitively state that following the closing of the Share Exchange as described above under Item 2.01 of this Current Report on Form 8-K, we shall not be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.06.

Item 9.01 Financial Statements and Exhibits

Reference is made to the shares of Malta Co. acquired under the Share Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of Malta Co. Accordingly, we are presenting the financial statements of Malta Co. for the period from October 27, 2014 (date of inception) to July 31, 2015 and unaudited pro forma financial information for the period ended July 31, 2015.

(a) Financial statements of business acquired.

The audited financial statements of Malta Co. for the period from October 27, 2014 (date of inception) to July 31, 2015, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company and its wholly-owned subsidiary Malta Co. are incorporated herein by reference to Exhibit 99.2 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits

Exhibit	Description

4.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on September 24, 2012)
4.2	Amendment to Articles of Incorporation (Incorporated by reference to Appendix A to the Definitive Information Statement on Schedule 14C filed on June 11, 2015)
4.3	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on September 24, 2012)
10.1	Share Exchange Agreement dated July 15, 2015. (Incorporated by reference to Exhibit 10.1 to the Form 8-K filed on July 16, 2015)
10.2	Form of Amendment to Share Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Form 8-K/A filed on July 28, 2015)
10.3	Management Agreement with IceVista dated January 5, 2015 (Incorporated by reference to Exhibit 10.3 to the Form 8-K filed on August 27, 2015)
99.1	Financial Statements for Steampunk Wizards, Ltd. for the fiscal year ended December 31, 2014.+
99.2	Pro Forma Financial Statements+

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Steampunk Wizards, Inc.

Date: February 8, 2016	By:	/s/ Joshua O’Cock
Joshua O’Cock, Chief Executive Officer